UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 30, 2009

Date of Report (Date of earliest event reported)

3PAR Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33823	77-0510671
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4209 Technology Drive

Fremont, California 94538

(Address of principal executive offices)

(510) 413-5999

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

3PAR Inc. (the “Company”) announced today the resignation of James L. Dawson, effective April 30, 2009. Mr. Dawson was a named executive officer of the Company and, from April 2004 until his departure, served as the Company’s Vice President of Worldwide Sales.

Section 8 – Other Events

Item 8.01	Other Events.

The Company also announced today the appointment of R.J. Weigel to the office of Vice President of Worldwide Sales, effective May 1, 2009. From August 2007 until his appointment to the office of Vice President of Worldwide Sales, Mr. Weigel served as the Company’s Regional Vice President of North American Commercial Sales.

Prior to joining the Company, Mr. Weigel served as Central Area Vice President of Sales for Network Appliance. Prior to NetApp, Mr. Weigel spent seven years at Cisco Systems in a number of different leadership positions, including Operations Director for the Southwest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2009

3PAR INC.

By:	/s/ ADRIEL G. LARES
Adriel G. Lares
Vice President of Finance and Chief Financial Officer